Exhibit (a)(1)(E)

Offer to Purchase for Cash by
Fly Leasing Limited
of
Up to $75,000,000 of its Common Shares Held in the Form of American Depositary Shares
At a Purchase Price Not Less Than $12.70 and Not Greater Than $14.25 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 16, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

November 17, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 17, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with Fly Leasing Limited’s (the “Company”) offer to purchase for cash its common shares held in the form of American Depositary Shares, par value $0.001 per share (the “Shares”), for an aggregate purchase price of up to $75,000,000, pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $12.70 nor greater than $14.25 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes, less a cancellation fee of $0.03 per Share accepted for purchase in the offer that will be paid to Deutsche Bank Trust Company Americas, the Company’s depositary, and without interest, upon the terms and subject to the conditions described in the Offer, receipt of which is hereby acknowledged. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.

Promptly after the Expiration Time, assuming the conditions to the Offer have been satisfied or waived, the Company will determine, upon the terms of the Offer, a single price per share (the “Purchase Price”), which will be not less than $12.70 nor greater than $14.25 per Share, that the Company will pay for Shares purchased in the Offer. The Purchase Price will be the lowest price per Share that will enable the Company to purchase the maximum number of Shares validly tendered in the Offer and not validly withdrawn having an aggregate purchase price of up to $75,000,000. Only Shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be eligible for purchase in the Offer. Shares validly tendered pursuant to an Auction Tender at a price specified in the Auction Tender that is greater than the Purchase Price will not be purchased. Upon the terms and subject to the conditions of the Offer, if Shares having an aggregate purchase price of less than $75,000,000 are validly tendered and not validly withdrawn, the Company will buy all Shares validly tendered and not validly withdrawn, subject to the satisfaction in the Company’s reasonable judgment or waiver of the conditions to the Offer.

All Shares purchased in the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the “odd lot” priority and proration provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if Shares having an aggregate value in excess of $75,000,000 are validly tendered and not validly withdrawn.

Upon the terms and subject to the conditions of the Offer, if Shares having an aggregate purchase price of more than $75,000,000 (or such greater value of Shares as the Company may elect to purchase, subject to applicable law) are validly tendered at or below the Purchase Price and not validly withdrawn, the Company will purchase Shares at the Purchase Price, in the following priority: (i) first, the Company will purchase all Odd Lots of less than 100 Shares at the Purchase Price from shareholders who validly tender all of their Shares at or below the Purchase Price (including Shares tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Time (tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference); and (ii) second, after purchasing all the Odd Lots that were validly tendered at or below the Purchase Price (including Shares tendered by Purchase Price Tender), the Company will purchase Shares at the Purchase Price from all other holders who validly tender Shares at or below the Purchase Price (including Shares tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Time, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until the Company has acquired Shares having an aggregate purchase price of $75,000,000 (or such greater value as the Company may elect to purchase, subject to applicable law). Therefore, the Company may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price or by Purchase Price Tender. See Sections 1 and 6 of the Offer to Purchase.

If any tendered Shares are not purchased, or if less than all Shares evidenced by a shareholder’s American Depositary Receipts (“ADRs”) are tendered, ADRs for unpurchased Shares will be returned promptly after the Expiration Time or the valid withdrawal of the Shares, or, in the case of Shares tendered by book-entry transfer at the DTC, the Shares will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case at the Company’s expense.

In addition, in the event that Shares are validly tendered at or below the Purchase Price (and not validly withdrawn) having an aggregate purchase price of more than $75,000,000, the Company may exercise its right to purchase up to an additional 2% of the outstanding Shares without extending the Expiration Time. The Company also expressly reserves the right, in its sole discretion, to amend the Offer to purchase more than $75,000,000 in value of Shares in the Offer subject to applicable law. See Section 1 and 14 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or a portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES.
2.	If you want to tender Shares, you may tender your Shares at a price not less than $12.70 nor greater than $14.25 per Share or at the Purchase Price determined pursuant to the Offer, as indicated in the attached Instruction Form, net to the seller in cash, less any applicable withholding taxes, less a cancellation fee of $0.03 per Share accepted for purchase in the offer that will be paid to Deutsche Bank Trust Company Americas, the Company’s depositary (the “Depositary”), and without interest. Tendering Shares by a Purchase Price Tender will maximize the likelihood of having the Company purchasing all of the Shares tendered by you (subject to the possibility of proration). You should understand that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $12.70 per Share.
3.	You cannot instruct us to tender the same Shares (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.
4.	The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other conditions. See Section 6, “Conditions of the Offer”, of the Offer to Purchase.
5.	The Offer, the proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, December 16, 2015, unless the Offer is extended or withdrawn.
6.	You should consult with us as to whether any charges will apply as a result of your instruction to us to tender your Shares on your behalf.

7.	If you are an Odd Lot Holder (as such term is defined in Section 1, “Number of Shares; Purchase Price; Proration”, of the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at or below the Purchase Price prior to the Expiration Time and check the box captioned “Odd Lot” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for payment before any proration of the purchase of other tendered Shares.
8.	Any tendering shareholder who fails to complete, sign and return to the Tendering Agent the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding on the gross proceeds paid to the shareholder pursuant to the Offer, unless such shareholder establishes that it is exempt from U.S. federal backup withholding. See Section 3, “Procedures for Tendering Shares”, of the Offer to Purchase.
9.	The Purchase Price will be paid net to the tendering shareholders in cash, less any applicable withholding taxes, less a cancellation fee of $0.03 per Share accepted for purchase in the offer that will be paid to the Depositary, and without interest, for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Tendering Agent will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by the Company in the Offer.

If you wish to have us tender all or a portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer, the proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, December 16, 2015, unless the Offer is extended or withdrawn.

This Offer is being made solely under the Offer to Purchase the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of the Company’s Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of Shares pursuant to the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, shareholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Manager (as described in Section 16, “Miscellaneous”, of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, THE COMPANY’S BOARD OF DIRECTORS, THE MANAGER (AS DEFINED IN THE OFFER TO PURCHASE), THE DEALER MANAGER (AS DEFINED IN THE OFFER TO PURCHASE), THE TENDERING AGENT (AS DEFINED IN THE OFFER TO PURCHASE), THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) OR ANY OF THEIR AFFILIATES, OR ANY SHAREHOLDERS OF THE COMPANY, HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THE SHARES. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR BROKER AND/OR FINANCIAL OR TAX ADVISOR.

INSTRUCTION FORM

With Respect to the Offer by
FLY LEASING LIMITED
to Purchase for Cash Up to $75,000,000 of its Common Shares Held in the Form of American Depositary
Shares, Par Value $0.001 Per Share,
at a Purchase Price Not Less Than $12.70 Nor Greater Than $14.25 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 17, 2015, and the related Letter of Transmittal (which, as they may be supplemented or amended from time to time, together constitute the “Offer”) in connection with Fly’s offer to purchase its common shares, $0.001 par value, held in the form of American Depositary Shares (the “Shares”), for an aggregate purchase price of up to $75,000,000, pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $12.70 nor greater than $14.25 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes, less a cancellation fee of $0.03 per Share accepted for purchase in the offer that will be paid to Deutsche Bank Trust Company Americas, the Company’s depositary, and without interest, upon the terms and subject to the conditions described in the Offer, receipt of which is hereby acknowledged. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

This Instruction Form will instruct you to tender to Fly the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY: _______________ SHARES (Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered)

CHECK ONLY ONE BOX.

PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by the Company pursuant to the Offer. Note that this election is deemed to tender Shares at the minimum Purchase Price under the offer of $12.70 per Share for purposes of determining the Purchase Price in the Offer and could result in the Purchase Price to be lower and could result in the tendered Shares being purchased at the minimum price of $12.70 per Share.

— OR —

AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $12.70	☐ $12.75	☐ $12.80	☐ $12.85	☐ $12.90	☐ $12.95
☐ $13.00	☐ $13.05	☐ $13.10	☐ $13.15	☐ $13.20	☐ $13.25
☐ $13.30	☐ $13.35	☐ $13.40	☐ $13.45	☐ $13.50	☐ $13.55
☐ $13.60	☐ $13.65	☐ $13.70	☐ $13.75	☐ $13.80	☐ $13.85
☐ $13.90	☐ $13.95	☐ $14.00	☐ $14.05	☐ $14.10	☐ $14.15
☐ $14.20	☐ $14.25

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if such holders have separate accounts or ADRs representing fewer than 100 Shares. Accordingly, this section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or
☐	is a broker, dealer, commercial bank, trust company, or other nominee that (i) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

SIGN HERE

Name(s) of Record Holder(s):
(Please Type or Print)
Address(es):
(Include Zip Code)
Daytime Area Code and Telephone Number:

Number of Shares (and ADR No(s), if available):

Taxpayer Notification or Social Security Number:

Date:

Signature(s):

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